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                                                                     EXHIBIT 4.1

                             THE FINISH LINE, INC.


                           AMENDED AND RESTATED 1992
                         EMPLOYEE STOCK INCENTIVE PLAN

Section 1.  Purpose of Plan
            ---------------

     The purpose of this Amended and Restated 1992 Employee Stock Incentive Plan (the "Plan") of The Finish Line, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

Section 2.  Persons Eligible Under Plan
            ---------------------------

     Any person employed by the Company or any of its subsidiaries including any director who is so employed (an "Employee"), shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3.  Awards
            ------

     (a) The Committee (as hereinafter defined and so long as it is comprised of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or in any successor rule)), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is consistent with the provisions of the Plan and that, by its terms involves or might involve the issuance of (i) shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-l promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time with an exercise or conversion privilege at a price related to the Class A Shares or with a value derived from the value of the Class A Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more or them in tandem or in the alternative.

     (c) Class A Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee (so long as it is comprised of two or more Non-Employee Directors) or the full Board of Directors (so long as the Committee is not comprised of two or more Non-Employee Directors), in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Class A Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:
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               (A) the delivery of previously owned Class A Shares of the
          Company (including or other property,

               (B) a reduction in the amount of Class A Shares or other property otherwise issuable pursuant to such award, or

               (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option")

     (e) Notwithstanding any other provision of the Plan, no one Employee shall be granted options or other Awards with respect to more than 100,000 Class A Shares in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as performance-based compensation described in
Section 162(m) of the Internal Revenue Code ("Performance-Based Compensation"). The limitation set forth in this Section 3(e) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

Section 4.  Stock Subject to Plan
            ---------------------

     (a) The aggregate number of Class A Shares that may be issued pursuant to all Incentive Stock Options granted under the Plan shall not exceed 3,500,000, subject to adjustment as provided in Section 7 hereof.

     (b) At any time, the aggregate number of Class A Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plan shall not exceed 3,500,000, subject to adjustment as provided in Section 7 hereof.

     (c) For purposes of Section 4(b) hereof, the aggregate number of Class A Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the maximum number of Class A Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5.  Duration of Plan
            ----------------

     No Awards shall be granted under this Plan after March 27, 2002. Although Class A Shares may be issued after March 27, 2002 pursuant to Awards granted prior to such date, no Class A Shares shall be issued under this Plan after March 27, 2012.

Section 6.  Administration of Plan
            ----------------------

     (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors; provided, however, that in the event the Committee is not comprised of two or more Non-Employee Directors, then the Committee shall only be authorized and empowered to recommend to the Board all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the things listed in this Section 6, and all recommendations of the Committee relating to this Plan shall be subject to final approval by the Board.

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     (b) Subject to the provisions of this Plan, the Committee (so long as it is comprised of two or more Non-Employee Directors) or the Board (so long as the Committee is not comprised of two or more Non-Employee Directors) shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

          (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Class A Shares issuable pursuant thereto;

          (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

          (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7.  Adjustments
            -----------

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind or securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee (so long as it is comprised of two or more Non-Employee Directors) or the Board (so long as the Committee is not comprised of two or more Non-Employee Directors) shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan and (c) to the extent permitted under
Section 3(e) hereof, the maximum number of Class A Shares with respect to which Awards may be granted to any Employee during any calendar year; provided, however, that no adjustment shall be made to the number of Class A Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Class A Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee or the Board, as the case may be, determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

Section 8.  Amendment and Termination of Plan
            ---------------------------------

     The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of an Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights or with respect thereto.

Section 9.  Effective Date of Plan
            ----------------------

     The 1992 Employee Stock Incentive Plan became effective on March 27, 1992. The amendments to the 1992 Employee Stock Incentive Plan reflected in this Amended and Restated 1992 Employee Stock Incentive Plan shall be effective as of April 30, 1998, the date upon which it was approved by the Board; provided, however, that no Class A Shares may be issued under this Amended and Restated 1992 Employee Stock Incentive Plan until it has been approved, directly or indirectly, by (a) the affirmative votes of the holders of a majority of the securities of the

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Company present, or represented, and entitled to vote at a meeting duly held in accordance with the law's of the State of Delaware or (b) the written consent of the holders of a majority of the securities of the Company entitled to vote.

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